Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiaries as of and for the year ended December 31, 2015, appearing in the Current Report on Form 8-K of Phillips 66 Partners LP dated May 2, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-209870 on Form S-3 of Phillips 66 Partners LP of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Southern Hills Pipeline, LLC and subsidiaries as of and for the year ended December 31, 2015, appearing in the Current Report on Form 8-K of Phillips 66 Partners LP dated May 2, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

May 10, 2016